      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 18, 1994
                                                       REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       PHILADELPHIA SUBURBAN CORPORATION
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                       Pennsylvania                                                  23-1702594
              (STATE OR OTHER JURISDICTION OF                                     (I.R.S. EMPLOYER
                INCORPORATION ORGANIZATION)                                      IDENTIFICATION NO.)

                              762 Lancaster Avenue
                              Bryn Mawr, PA 19010
                                 (215) 527-8000

              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                         1994 EQUITY COMPENSATION PLAN
                           (FULL TITLE OF THE PLANS)

                                  ROY H. STAHL
                       PHILADELPHIA SUBURBAN CORPORATION
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                              762 Lancaster Avenue
                              Bryn Mawr, PA 19010
                                 (215) 527-8000

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:
                               N. Jeffrey Klauder
                            Morgan, Lewis & Bockius
                             2000 One Logan Square
                             Philadelphia, PA 19103
                                 (215) 963-5694

                        CALCULATION OF REGISTRATION FEE

                                                     AMOUNT       PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
              TITLE OF SECURITIES                    TO BE         OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
               TO BE REGISTERED                    REGISTERED        PER SHARE*            PRICE*             FEE
Common Stock, par value $.50 per share(1)......     450,000          $17.625*           $7,931,250          $2,735

(1) Includes associated purchase rights.

(*) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices of shares of Common Stock on May 13, 1994, as reported on the New York Stock Exchange.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, as filed by the Company with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

          (a) The Company's latest annual report, filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c) The description of the Common Stock of the Company contained in a registration statement filed under the Exchange Act, including any amendments or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the 'BCL'), provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

     Section 1713 of the BCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute. Section 4.01 of the Company's Bylaws limits the liability of any director of the Company to the fullest extent permitted by Section 1713 of the BCL.

     Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VII of the Company's Bylaws provides indemnification of directors, officers and other agents of the Company to the extent not otherwise permitted by Section 1741 of the BCL and pursuant to the authority of Section 1746 of the BCL.

     Article VII of the Bylaws provides, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any director or officer of the Company, or any other person designated by the Board of Directors as an indemnified representative, in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been a director, officer, employee or agent of the Company or, at the request of the Company, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The Bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits, unlike Section 1742 of the BCL which authorized indemnification only of expenses incurred in defending a derivative action.
Article VII of the Bylaws also allows indemnification for punitive damages and liabilities incurred under the federal securities laws.

     Unlike the provisions of BCL Sections 1741 and 1742, Article VII does not require the Company to determine the availability of indemnification by the procedures or the standard of conduct specified in Sections 1741 and 1742 of the BCL. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that would otherwise be required, and that right is enforceable against the Company as long as indemnification is not prohibited by law. To the extent indemnification is permitted only for a portion of a liability, the Bylaw provisions require the Company to indemnify such portion. If the indemnification provided for in
Article VII is unavailable for any reason in respect of any liability or portion thereof, the Bylaws require the Company to make a contribution toward the liability. Indemnification rights under the Bylaws do not depend upon the approval of any future Board of Directors.

     Section 7.04 of the Company's Bylaws also authorizes the Company to further effect or secure its indemnification obligations by entering into indemnification agreements, maintaining insurance, creating a trust fund, granting a security interest in its assets or property, establishing a letter of credit, or using any other means that may be available from time to time.

     The Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Company for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Company

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following is a list of exhibits filed as part of this registration statement.

 EXHIBIT
 NUMBER                                                    EXHIBIT
- ---------  --------------------------------------------------------------------------------------------------------
 5.1       Opinion of Morgan, Lewis & Bockius
23.1       Consent of KPMG Peat Marwick
23.2       Consent of Morgan, Lewis & Bockius (included as part of Exhibit 5.1)
24.1       Power of Attorney (included as part of the signature page)

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of a plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bryn Mawr, Commonwealth of Pennsylvania, on this 25th day of April, 1994.

                                        PHILADELPHIA SUBURBAN CORPORATION

                                        By: /s/  NICHOLAS DEBENEDICTIS
                                            Nicholas DeBenedictis
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

     Each person, in so signing, also makes, constitutes and appoints Roy H. Stahl and Michael P. Graham, and each of such officers acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.

                   SIGNATURE                                          TITLE                             DATE
- -----------------------------------------------  -----------------------------------------------  ----------------
/S/NICHOLAS DEBENEDICTIS                         Director, Chairman and Chief Executive Officer   April 25, 1994
Nicholas DeBenedictis                            (Principal Executive Officer)
/S/MICHAEL P. GRAHAM                             Senior Vice President -- Finance and Treasurer   April 25, 1994
Michael P. Graham                                (Principal Financial and Accounting Officer)
/S/JOHN H. AUSTIN, JR.                           Director                                         April 25, 1994
John H. Austin, Jr.
/S/G. FRED DIBONA, JR.                           Director                                         April 25, 1994
G. Fred DiBona, Jr.
/S/JOHN W. BOYER, JR.                            Director                                         April 25, 1994
John W. Boyer, Jr.
/S/MARY C. CARROLL                               Director                                         April 25, 1994
Mary C. Carroll
/S/CLAUDIO ELIA                                  Director                                         April 25, 1994
Claudio Elia
/S/JOSEPH C. LADD                                Director                                         April 25, 1994
Joseph C. Ladd
/S/JOHN F. MCCAUGHAN                             Director                                         April 25, 1994
John F. McCaughan
/S/HARVEY J. WILSON                              Director                                         April 25, 1994
Harvey J. Wilson

                               INDEX TO EXHIBITS

 EXHIBIT                                                                                               SEQUENTIALLY
 NUMBER                                             EXHIBIT                                            NUMBERED PAGE
- ---------  ------------------------------------------------------------------------------------------  -------------
 5.1*      Opinion of Morgan, Lewis & Bockius
23.1*      Consent of KPMG Peat Marwick
23.2       Consent of Morgan, Lewis & Bockius (included as part of Exhibit 5.1)
24.1       Power of Attorney (included as part of the signature page)

* included herein